UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2007

SYNIVERSE HOLDINGS, INC.

SYNIVERSE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-32432 333-88168	30-0041666 06-1262301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8125 Highwoods Palm Way

Tampa, Florida 33647-1765

Telephone: (813) 637-5000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 1, 2007, Syniverse Holdings, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company, Syniverse Technologies, Inc. and the selling stockholders named therein, and Deutsche Bank Securities Inc. and Lehman Brothers Inc., as representatives to the underwriters named therein in connection with the offering of 20,000,000 shares of the Company’s common stock, sold by such selling stockholders, at a public offering price of $15.50. Pursuant to the Underwriting Agreement, the underwriters also have a 30-day option to purchase up to an additional 3,000,000 shares of common stock to cover over-allotments, if any. The Company will not receive any proceeds from the offering.

The Company is filing the Underwriting Agreement as Exhibit 1.1 to this report. By the filing of this report, the Company is causing this exhibit to be incorporated by reference herein and into the Registration Statement on Form S-3 filed on June 8, 2007

(File No. 333-143631).

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Dated: November 2, 2007

SYNIVERSE HOLDINGS, INC.
(Registrant)

/s/ Robert F. Garcia, Jr.
Robert F. Garcia, Jr.
General Counsel

SYNIVERSE TECHNOLOGIES, INC.
(Registrant)

/s/ Robert F. Garcia, Jr.
Robert F. Garcia, Jr.
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 1, 2007

Filed herewith electronically.